UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, the Board of Trustees of Chambers Street Properties (the “Company”) authorized the special committee of the Board of Trustees to commence a process to achieve internal management. In connection with the Company’s ongoing transition to self-management, the Company has entered into the agreement described below.

Transitional Services Agreement

Effective July 1, 2012, upon the termination of the fourth amended and restated advisory agreement (the “Fourth Amended Advisory Agreement”), the Company entered into a transitional services agreement (the “Transitional Services Agreement”) with CSP Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”) and CBRE Advisors LLC, the Company’s former investment advisor (the “CBRE Advisors”) pursuant to which CBRE Advisors will provide certain consulting related services to the Company at the direction of the Company’s officers and other personnel for a term ending April 30, 2013.

For consulting services provided to the Company in connection with the investment management of its assets, CBRE Advisors shall be paid an investment management consulting fee payable in cash consisting of (i) a monthly fee equal to one-twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within the Company’s portfolio and (ii) a monthly fee equal to 5.0% of the aggregate monthly net operating income derived from all real estate investments within the Company’s portfolio, subject to certain adjustments. For consulting services provided to the Company in connection with the acquisition of assets, CBRE Advisors or its affiliates shall be paid acquisition fees up to 1.5% of (i) the contract purchase price of real estate investments acquired by the Company, or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. The total of all acquisition consulting fees payable with respect to real estate investments shall not exceed an amount equal to 6% of the contract purchase price (or 6% of funds advanced with respect to mortgages) provided, however, that a majority of the uninterested members of the Board of Trustees may approve amounts in excess of this limit.

Upon the termination date of the Transitional Services Agreement, CBRE Advisors and the Company shall agree on a list of unacquired real estate investments for which CBRE Advisors has performed certain acquisition related consulting services (a “Qualifying Property”). If any Qualifying Property is acquired by the Company within the nine months following the termination of the Transitional Services Agreement then the Company shall pay an acquisition consulting fee equal to 0.75% of (i) the contract purchase price of the real estate investments (including debt), or (ii) when the Company makes an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity to CBRE Advisors. Real estate investments for which there is a dispute as to whether it is a Qualifying Property that are acquired within the nine months following the termination of the Transitional Services Agreement will be submitted to arbitration.

For consulting services provided to the Company in connection with property management, leasing or construction services, CBRE Advisors shall be paid based upon the customary property management, leasing and construction supervision fees applicable to the geographic location and type of property. Such fees for each service provided are expected to range from 2.0% to 5.0% of gross revenues received from a property that the Company owns. The Company shall pay CBRE Advisors a real estate commission fee upon the sale of properties in an amount equal to the lesser of (i) one-half of the competitive real estate commission or (ii) 3% of the sales price of each property sold. The total brokerage commission paid may not exceed the lesser of the competitive real estate commission or an amount equal to 6% of the sales price of the property.

The Company will reimburse CBRE Advisors for certain expenses paid or incurred in connection with services provided under the Transitional Services Agreement. In addition, CBRE Advisors will only be entitled to reimbursement for third party expenses incurred in connection with services provided pursuant to the Transitional Services Agreement that the Company has approved in writing. The Company’s sole obligation to reimburse CBRE Advisors for expenses incurred related to personnel costs shall be to make an aggregate payment equal to $2.5 million on the effective date of the agreement.

The foregoing description of the Transitional Services Agreement is qualified in its entirety by reference to the text of the Transitional Services Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indemnification Agreement with Louis P. Salvatore

On July 3, 2012, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Louis P. Salvatore, the Company’s newly appointed trustee, whereby the Company has agreed to indemnify Mr. Salvatore under certain circumstances in his capacity as a trustee of the Company. The Indemnification Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Louis P. Salvatore as Independent Trustee

On June 29, 2012, the Board of Trustees appointed Louis P. Salvatore to serve as an independent trustee of the Company, effective June 30, 2012. Mr. Salvatore was appointed to fill the vacancy left by Peter E. DiCorpo, who stepped down as a trustee effective June 30, 2012 in connection with the termination of the Fourth Amended Advisory Agreement, as previously disclosed. In connection with Mr. Salvatore’s appointment as an independent trustee, the Board of Trustees appointed Mr. Salvatore to serve as the Chairman of the Audit Committee and as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee. In connection with his service on the Board of Trustees, Mr. Salvatore will receive $100,000 per year and $2,000 per regularly scheduled committee meeting attended (other than committee meetings scheduled concurrent with quarterly Board of Trustee meetings) and will receive an annual equity grant of 5,000 shares. As Chairman and a member of the Audit Committee, Mr. Salvatore will receive $20,000 per year. As a member of the Compensation Committee, Mr. Salvatore will receive $5,000 per year and as a member of the Nominating and Corporate Governance Committee, Mr. Salvatore will receive $5,000 per year. Mr. Salvatore will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Trustees.

Mr. Salvatore has been employed by Arthur Andersen LLP since 1967, where he currently works part-time focusing on the wind down of the public accounting practice and settlement of outstanding claims and obligations. Mr. Salvatore was a partner at Arthur Andersen LLP from 1977 until 2002 and held a number of management positions with Arthur Andersen LLP including Office Managing Partner for Metro New York, Northeast Region Managing Partner, Member of the Worldwide Board of Partners and Interim Managing Partner of Andersen Worldwide. He also currently serves as an independent director and Chairman of the Audit Committee for public traded closed end and open end funds managed by Brookfield Investment Management and serves as a Board Member and Chairman of the Audit Committee for Turner Corporation. Mr. Salvatore previously served as a Board Member and Chairman of the Audit Committee for Jackson Hewitt Tax Service Inc. from 2004 through 2011 and for Crystal River Capital Inc., a mortgage REIT sponsored by Brookfield Investment Management, from 2005 through 2010. In addition, Mr. Salvatore has served on the board of many of New York area civic and community organizations, including New York Partnership, United Way of New York City and Catholic Charities Dioceses of Brooklyn. Mr. Salvatore also holds a Professional Director Certification from the American College of Corporate Directors. Mr. Salvatore is 65 years old.

Appointment of Jack A. Cuneo as President and Chief Executive Officer

On June 29, 2012, the Board of Trustees appointed Jack A. Cuneo to serve as the President and Chief Executive Officer of the Company, effective June 30, 2012. Mr. Cuneo has served as the President and Chief Executive Officer of the Company since March 2004 and will now be an employee of the Company. Mr. Cuneo’s initial annual base salary as President and Chief Executive Officer will be $725,000. Mr. Cuneo will be entitled to receive an annual cash bonus with an annual target amount of $725,000 and an annual target long term incentive award with an annual target of 200,000 restricted shares of the Company’s common shares (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations or other similar events).

Mr. Cuneo was the Chairman of the Board of Trustees from January 2009 to June 2012 and has been the President and Chief Executive Officer of the Company since 2004. Mr. Cuneo was the President and Chief Executive Officer of CBRE Advisors LLC (the “former investment advisor”), from March 2004 to June 2012. Mr. Cuneo was also a Managing Director of CBRE Global Investors, LLC (“CBRE Global Investors”) from June 2003 to June 2012. Mr. Cuneo has over 42 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Global Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and Chief Executive Officer of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York and pursued graduate studies at the University of Massachusetts at Amherst. Mr. Cuneo is 64 years old.

Appointment of Philip L. Kianka as Executive Vice President and Chief Operating Officer

On June 29, 2012, the Board of Trustees appointed Philip L. Kianka to serve as the Executive Vice President and Chief Operating Officer of the Company, effective June 30, 2012. Mr. Kianka had previously served as the Executive Vice President and Chief Operating Officer

of the Company since October 2008 and will now be an employee of the Company. Mr. Kianka’s initial annual base salary as Executive Vice President and Chief Operating Officer will be $450,000. Mr. Kianka will be entitled to receive an annual cash bonus with an annual target amount of $400,000 and an annual long term incentive award with an annual target of 90,000 restricted shares of the Company’s common shares (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations or other similar events).

Mr. Kianka has been the Company’s Executive Vice President and Chief Operating Officer since October 2008. Mr. Kianka was the Director of Operations of the former investment advisor from January 2006 to June 2012. Mr. Kianka was also a Managing Director of CBRE Global Investors from February 2011 to June 2012. Mr. Kianka has over 28 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining CBRE Global Investors, Mr. Kianka was a Vice President and senior asset manager for Lexington Properties Trust from 1997 to December 2005. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a MARCH from Clemson University in Clemson, South Carolina and is a licensed architect and member of the American Institute of Architects. Mr. Kianka is 55 years old.

Appointment of Martin A. Reid as Executive Vice President and Chief Financial Officer

On June 29, 2012, the Board of Trustees appointed Martin A. Reid to serve as the Executive Vice President and Chief Financial Officer of the Company, effective June 30, 2012. In connection with his appointment as Chief Financial Officer, Mr. Reid stepped down as the Chairman and as a member of the Audit Committee of the Board of Trustees and as a member of each of the Compensation Committee and the Conflicts Committee of the Board of Trustees. Mr. Reid will continue to serve as a trustee. Mr. Reid’s initial annual base salary as the Executive Vice President and Chief Financial Officer will be $450,000. Mr. Reid will be entitled to receive an annual cash bonus with an annual target amount of $400,000 and an annual long term incentive award with an annual target of 65,000 restricted shares of the Company’s common shares (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations or other similar events).

Mr. Reid has been one of our trustees since March 2005. From September 2010 to June 2012, Mr. Reid was the Executive Vice President, Development and Acquisitions at Interstate Hotels & Resorts where he was responsible for owned real estate and expansion of the firm’s management business. Prior to joining Interstate, Mr. Reid was a partner in Cheswold Real Estate Investment Management. Prior to joining Cheswold, Mr. Reid was the Chief Executive Officer of the General Partner of Redstone Hotel Partners, advising on hotel transactions and capital raising. From 1998 until 2006, Mr. Reid was a Managing Director–Capital Markets at Thayer Lodging where he was responsible for the formation of privately-held real estate investment trusts and real estate transactions, as well as capital raising, investor and financial matters. Mr. Reid has a broad professional background in real estate investment, capital markets and finance, including experience in public accounting and financial reporting. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios, as well as financial reporting and capital formation. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI). Mr. Reid is 56 years old.

Departure of Laurie E. Romanak

In connection with the Company’s transition to self-management and the appointment of Mr. Reid as Chief Financial Officer, Laurie E. Romanak stepped down as the Company’s Chief Financial Officer, effective June 30, 2012.

Item 8.01. Other Events.

On June 19, 2012, the Board of Trustees (i) appointed Charles E. Black, an independent trustee of the Company, to serve as the Chairman of the Board of Trustees in accordance with the Company’s recent amendment and restatement of its bylaws which required that the chairman of the board be an independent member and (ii) approved the creation of a Nominating and Corporate Governance Committee of the Board of Trustees (the “Nominating Committee”), whose members consist of James M. Orphanides (Chairman), Charles E. Black and Louis P. Salvatore, each of whom is “independent” as such term is defined by the applicable rules of the SEC and the Company’s declaration of trust.

On June 29, 2012, in connection with the Company’s transition to self-management and the change of the Company’s legal name, the Board of Trustees approved, effective on July 1, 2012, (i) the Amended and Restated Audit Committee Charter, (ii) the Amended and

Restated Compensation Committee Charter, (iii) the Nominating and Corporate Governance Committee Charter, (iv) the Amended and Restated Code of Business Conduct and Ethics, (vi) the Amended and Restated Whistleblowing and Whistleblower Protection Policy, (vii) the Amended and Restated 2004 Equity Incentive Plan, (viii) the Amended and Restated 2004 Performance Bonus Plan, (ix) the Amended and Restated Form of Share Award Agreement and (x) the Second Amended and Restated Dividend Reinvestment Plan (for which this Current Report on Form 8-K serves as notice to shareholders of the Second Amended and Restated Dividend Reinvestment Plan). Copies of the Amended and Restated 2004 Equity Incentive Plan, the Amended and Restated 2004 Performance Bonus Plan, the Amended and Restated Form of Share Award Agreement and the Second Amended and Restated Dividend Reinvestment Plan are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference. The Board of Trustees also appointed James M. Orphanides, an independent trustee, to serve as a member of the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transitional Services Agreement, by and among Chambers Street Properties, CSP Operating Partnership, LP and CBRE Advisors LLC, dated July 1, 2012.

10.2	Indemnification Agreement with Louis P. Salvatore.

10.3	Amended and Restated 2004 Equity Incentive Plan.

10.4	Amended and Restated 2004 Performance Bonus Plan.

10.5	Amended and Restated Form of Share Award Agreement.

10.6	Second Amended and Restated Dividend Reinvestment Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

July 5, 2012	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer